THIRD AMENDMENT AND JOINDER
to
FUND PARTICIPATION AGREEMENT

This Third Amendment and Joinder is to the Fund Participation Agreement dated as of March 26, 2001, as amended (the "Agreement" or the "Participation Agreement") by and among PRINCIPAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa ("Insurance Company"), on behalf of itself and on behalf of the separate accounts listed on Exhibit B of the Agreement, PRINCOR FINANCIAL SERVICES CORPORATION, an Iowa corporation ("Princor") (collectively, Insurance Company and Princor are referred to herein as "Principal"), DREYFUS INVESTMENT PORTFOLIOS, DREYFUS VARIABLE INVESTMENT FUND, and THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. (each a "Fund" and collectively, the "Funds"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Third Amendment and Joinder (this "Amendment").

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree as follows:

1.     Amendment of the Agreement

(a)
Joinder. PRINCIPAL NATIONAL LIFE INSURANCE COMPANY ("PNL"), an Iowa life insurance company, and DREYFUS STOCK INDEX FUND, INC. ("DSIF") shall be additional parties to the Agreement as of the date of this Amendment. Princor is the principal underwriter with respect to Contracts issued by PNL. All references in the Agreement to "Insurance Company" shall mean Principal Life Insurance Company and/or PNL, as applicable. All references in the Agreement to "Principal" shall mean Principal Life Insurance Company, PNL, and/or Princor, as applicable. All references in the Agreement to "Fund" or "Funds" shall mean DSIF and/or the Funds, as applicable.

(b)	Consent. PNL and DSIF each agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.

(c)	Amendment and Restatement of Exhibit A. Exhibit A is hereby amended and restated in accordance with the Amended and Restated Exhibit A attached hereto.

(d)	Amendment and Restatement of Exhibit B. Exhibit B is hereby amended and restated in accordance with the Amended and Restated Exhibit B attached hereto.

2.    Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.     Miscellaneous

(a)	Entire Agreement; Restatement.

(i)
This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)
Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer, effective as of April 25, 2012.

PRINCIPAL LIFE INSURANCE	PRINCOR FINANCIAL SERVICES

COMPANY	CORPORATION

By: /s/Sara Wiener	By: /s/Marty Richardson

Name: Sara Wiener	Name: Marty Richardson

Title: Director - Life Product Management	Title: VP Broker Dealer Operations

PRINCIPAL NATIONAL LIFE	DREYFUS INVESTMENT

INSURANCE COMPANY	PORTFOLIOS

By: /s/Sara Wiener	By: /s/Bradley J. Skapyak

Name: Sara Wiener	Name: Bradley J. Skapyak

Title: Director - Life Product Management	Title: President

DREYFUS VARIABLE INVESTMENT	THE DREYFUS SOCIALLY

FUND	RESPONSIBLE GROWTH FUND, INC.

By: /s/Bradley J. Skapyak	By: /s/Bradley J. Skapyak

Name: Bradley J. Skapyak	Name: Bradley J. Skapyak

Title: President	Title: President

DREYFUS STOCK INDEX FUND, INC.

By: /s/Bradley J. Skapyak
Name: Bradley J. Skapyak
Title: President

AMENDED AND RESTATED EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Name     Share Class

Dreyfus Investment Portfolios    Service Shares
•Core Value Portfolio    Service Shares
•MidCap Stock Portfolio    Service Shares
•Small Cap Stock Index Portfolio    Service Shares
•Technology Growth Portfolio    Service Shares

Dreyfus Stock Index. Fund, Inc.    Service Shares

Dreyfus Variable Investment Fund
•Appreciation Portfolio    Service Shares
•Growth and Income Portfolio    Service Shares
•International Equity Portfolio    Service Shares
•International Value Portfolio    Service Shares
•Opportunistic Small Cap Portfolio    Service Shares
•Quality Bond Portfolio    Service Shares

The Dreyfus Socially Responsible Growth Fund, Inc.    Service Shares

AMENDED AND RESTATED EXHIBIT B ACCOUNTS

OF INSURANCE COMPANY

Principal Life Insurance Company Variable Life Separate Account

Principal Life Insurance Company Separate Account B

Principal National Life Insurance Company Variable Life Separate Account